UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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AWARE, INC.

(Name of Registrant as Specified In Its Charter)

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Aware, Inc.

Notice of Annual Meeting of Stockholders

to be held on May 20, 2020

Aware, Inc. hereby gives notice that it will hold its annual meeting of stockholders at the offices of Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts on Wednesday, May 20, 2020, beginning at 10:00 a.m., local time, for the following purposes:

1.	To consider and vote upon the election of two Class III directors;

2.	To conduct an advisory vote to approve named executive officer compensation; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The board of directors has fixed the close of business on April 1, 2020 as the record date for the determination of the stockholders of Aware entitled to receive notice of the annual meeting and to vote at the meeting. Only stockholders of record on that date are entitled to receive notice of the annual meeting and to vote at the meeting or any adjournment thereof.

By order of the board of directors,

Robert A. Eckel
Chief Executive Officer and President

April 9, 2020

Bedford, Massachusetts

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy or vote your proxy over the Internet or by telephone,

whether or not you plan to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to Be Held on May 20, 2020. The Proxy Statement and our 2019 Annual
Report to Stockholders are available on the following web sites:

www.envisionreports.com/AWRE for registered holders and
www.edocumentview.com/AWRE for street holders.

Aware, Inc.

40 Middlesex Turnpike
Bedford, Massachusetts 01730
(781) 276-4000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on May 20, 2020

This proxy statement relates to the 2020 annual meeting of stockholders of Aware, Inc. The annual meeting will take place as follows:

Date:	May 20, 2020

Time:	10:00 a.m.

Place:	Aware, Inc. 40 Middlesex Turnpike Bedford, Massachusetts

The board of directors of Aware is soliciting proxies for the annual meeting and adjournments of the annual meeting. If a stockholder returns a properly executed proxy or votes his or her proxy over the Internet or by telephone, the shares represented by the proxy will be voted in accordance with the stockholder’s directions. If a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted on that proposal as management recommends.

Aware encourages its stockholders to vote on all proposals. A stockholder may revoke his, her or its proxy at any time before it has been exercised. Aware is mailing this proxy statement and the enclosed form of proxy to stockholders on or about April 9, 2020.

PROXY STATEMENT

Annual Meeting of Stockholders

Purpose of the annual meeting

At the annual meeting, Aware will submit two proposals to the stockholders:

Proposal One: To elect two Class III directors for three-year terms; and

Proposal Two: An advisory vote to approve named executive officer compensation.

Currently, Aware does not intend to submit any other proposals to the stockholders at the annual meeting. The board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business comes before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

The board of directors of Aware has fixed the close of business on April 1, 2020 as the record date for the annual meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the meeting and to vote at the meeting or any adjournment of the meeting. At the close of business on the record date, there were issued and outstanding 21,521,886 shares of Aware’s common stock, which are entitled to cast 21,521,886 votes. A list of stockholders entitled to notice of the 2020 annual meeting is available for inspection by any stockholder at our principal office at 40 Middlesex Turnpike, Bedford, MA.

Methods of voting

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

By signing and returning the proxy card in the enclosed envelope, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by telephone:

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet:

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in person at the meeting:

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

Quorum

Aware’s by-laws provide that a quorum at the annual meeting will be a majority in interest of all stock issued, outstanding and entitled to vote at the meeting. Aware will treat shares of common stock represented by a properly signed and returned proxy or a proxy properly delivered over the Internet or by telephone as present at the meeting for purposes of determining the existence of a quorum at the meeting. In general, Aware will count votes withheld from any nominee for election as director, abstentions and broker “non-votes” as present or represented for purposes of determining the existence of a quorum at the meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to that proposal.

Vote required; tabulation of votes

A plurality of the votes properly cast at the annual meeting will be necessary to elect the two Class III directors to a three-year term. A majority of the votes properly cast at the annual meeting will be necessary to approve, on an advisory basis, the compensation paid to Aware’s named executive officers. Abstentions and broker non-votes will not count as votes cast for or against the applicable proposal and accordingly will not affect the outcome of the vote.

Aware’s transfer agent, Computershare Trust Co., Inc., will tabulate the votes at the annual meeting. Computershare will tabulate separately the vote on each matter submitted to stockholders.

Revocation of proxies

A stockholder who has executed a proxy may revoke the proxy at any time before it is exercised at the annual meeting in three ways:

●	by giving written notice of revocation to the Secretary of Aware at the following address:

Aware, Inc.
40 Middlesex Turnpike

Bedford, Massachusetts 01730
Attention: Secretary

●	by signing and returning another proxy with a later date; or

●	by attending the annual meeting and informing the Secretary of Aware in writing that he or she wishes to vote in person.

Mere attendance at the annual meeting will not in and of itself revoke the proxy. Accordingly, stockholders who have delivered proxies in advance of the annual meeting may change their votes at any time before or at the annual meeting.

Solicitation of proxies

Aware will bear all costs incurred in connection with the solicitation of proxies for the annual meeting. Aware will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of common stock held in their names. In addition to this solicitation by mail, Aware’s directors, officers and employees may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. Aware expects that the expenses of any special solicitation will be nominal. At present, Aware does not expect to pay any compensation to any other person or firm for the solicitation of proxies.

Internet access to proxy materials

The notice of annual meeting, this proxy statement and our 2019 annual report to stockholders are available on the Internet at www.envisionreports.com/AWRE for registered holders and www.edocumentview.com/AWRE for street holders. These web sites do not use “cookies” to track or identify visitors to the web site.

Directions to annual meeting

If you are planning to attend our 2020 annual meeting of stockholders, below are directions to Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts:

From Boston
Take I-93 North to Exit 37B (I-95/Route 128 South). Follow I-95/Route 128 South to Exit 32A (Route 3 North). Take Exit 26, Route 62 and turn right at bottom of the ramp onto Route 62. Follow approximately one-half mile to the second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Manchester
New Hampshire Route 3 South to Exit 26 (Route 62/Bedford-Burlington). Turn left at the bottom of the ramp onto Route 62. Follow to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Bedford/ Laurence G Hanscom Field, Massachusetts
Take I-95/Route 128 North to Exit 32A (Route 3 North). Take Exit 26, Route 62 and turn right at the bottom of the ramp onto Route 62. Follow approximately one-half mile to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Worcester
Take I-290 E toward Marlboro/I-190. Merge onto I-495 N via Exit 26B on the left toward Lowell. Merge onto US-3 S via Exit 35A toward Burlington. Take the Route 62 exit (Exit 26) toward Bedford/Burlington. Turn left at the bottom of the ramp onto Route 62. Follow to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Boston/Cambridge
Take Route 2 West to I-95/Route 128 North. Follow I-95/Route 128 North to Exit 32A (Route 3 North). Take Exit 26, Route 62 and turn right at the bottom of the ramp onto Route 62. Follow approximately one-half mile to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

Matters To Be Considered At The Annual Meeting

Proposal ONE—Election of Directors

The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated for election as Class III directors Robert A. Eckel and Peter R. Faubert, each of whom is currently a Class III director of Aware. The directors elected at the annual meeting will hold office until the annual meeting of stockholders in 2023 and until their successors are duly elected and qualified.

Each nominee has agreed to serve if elected, and Aware has no reason to believe that a nominee will be unable to serve. If a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our board’s nominating and corporate governance committee will designate at that time. Proxies cannot be voted for more than one nominee.

The board of directors recommends that you vote FOR the election of Robert A. Eckel and Peter R. Faubert, as Class III directors of Aware.

Proposal two—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as we have described it in the “Executive Compensation” section of this proxy statement, beginning on page 16. While this vote is advisory, and not binding on our company, it will provide information to our people and compensation committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the committee will be able to consider when determining executive compensation for the remainder of fiscal 2020 and beyond.

At our 2017 annual meeting of stockholders, our stockholders voted to approve, on an advisory basis, every two years as the preferred frequency of our holding advisory stockholder votes to approve the compensation paid to our named executive officers. Although our stockholders approved holding advisory stockholder votes every two years, our board of directors has decided to hold advisory stockholder votes to approve the compensation paid to our named executive officers every year. The board believes that it is a good corporate governance practice and is in the best interests of our stockholders to give our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers, allowing them to provide us on an annual basis with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement.

Your vote is requested. We believe that the information we have provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, the Board of Directors recommends that stockholders approve the executive compensation program by approving the following advisory resolution:

RESOLVED, that the stockholders of Aware, Inc. approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Aware, Inc. 2020 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement).

The Board of Directors recommends that you vote “FOR” the Advisory (Non-Binding) Vote approving Named Executive Officer Compensation.

Corporate Governance

In designing its corporate governance structure, Aware seeks to identify and implement the best practices that will serve the interests of Aware’s business and stockholders, including practices mandated by the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission and the Nasdaq Stock Market. You can find Aware’s current corporate governance principles, including Aware’s code of ethics and the charters for the standing committees of Aware’s board of directors, on Aware’s website at www.aware.com. The code of ethics applies to not only Aware’s principal executive officer, principal financial officer and principal accounting officer, but also all other employees, executive officers and directors of Aware. The code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of Aware’s assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. Aware intends to continue to modify its policies and practices to address ongoing developments in the area of corporate governance. Many features of Aware’s corporate governance principles are discussed in other sections of this proxy statement. Some of the highlights of Aware’s corporate governance principles are:

●	Director and committee independence. A majority of Aware’s directors are independent directors under the rules of the Nasdaq Stock Market. The board of directors has determined that Aware’s independent directors are Brian D. Connolly, Peter R. Faubert, Brent P. Johnstone, Adrian F. Kruse and John S. Stafford, III. Mr. Connolly is the co-founder of Millstreet Capital Management (“Millstreet”), an investment firm, under which a significant amount of funds were placed by Ronin Capital, LLC (“Ronin”), where Mr. Stafford, III serves as chief executive officer. The amount of funds placed by Ronin with Millstreet represents a material portion of the total assets under management by Millstreet. As a result of Millstreet’s managing the funds placed by Ronin, Ronin pays fees to Millstreet. Mr. Eckel is a member of the strategic advisory board of Evolv Technology, Inc. (“Evolv”), where Mr. Faubert serves as the chief financial officer. As a member of the strategic advisory board, Mr. Eckel provides subject matter expertise in the security field to Evolv’s board of directors and management, but is not himself a member of Evolv’s management or board of directors and does not supervise Mr. Faubert or any other member of Evolv’s management. The board of directors considered these factors and concluded that each of Mr. Connolly and Mr. Faubert met the independence requirements under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. Each member of the audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves.

●	Audit committee. Aware’s audit committee is directly responsible for appointing, compensating, overseeing, and, when necessary, terminating Aware’s independent auditors. Aware’s independent auditors report directly to the audit committee. The board of directors has determined that Mr. Faubert and Mr. Kruse is each an audit committee financial expert under the rules of the Securities and Exchange Commission. Prior approval of the audit committee is required for all audit services and non-audit services to be provided by Aware’s independent auditors.

●	Committee authority. Aware’s audit committee, nominating and corporate governance committee, and compensation committee each have the authority to retain independent advisors and consultants, with all fees and expenses to be paid by Aware.

●	Whistleblower procedures. Aware’s audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by Aware’s directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Directors and Executive Officers

Directors and executive officers

The following table provides information regarding Aware’s directors and executive officers as of April 1, 2020:

Name	Age	Position
Brent P. Johnstone (1)(2)(3)(4)	49	Chairman and director
Brian D. Connolly (2)(3)(4)	50	Director
Robert A. Eckel (1)	61	Chief executive officer, president and director
Peter R. Faubert (2)	49	Director
Adrian F. Kruse (2)(4)	80	Director
David J. Martin	62	Chief financial officer
Kevin T. Russell (1) John S. Stafford, III (1)(3)	57 49	Chief legal and administrative officer and director Director

(1) Member of the executive committee

(2) Member of the audit committee

(3) Member of the compensation committee

(4) Member of the nominating and corporate governance committee

Brent P. Johnstone has been a director of Aware since May 2012 and as chairman since March 2019.  Mr. Johnstone serves as a managing director for Quarry Capital Management LLC, a private investment firm which he co-founded in 2005.  Mr. Johnstone served as CEO of Royal Pet Supplies, a portfolio company of Quarry Capital Management, from June 2010 to June 2012. Mr. Johnstone has also served as a board member of Royal Pet Supplies since March 2009.  Prior to Quarry Capital Management LLC, Mr. Johnstone served as a vice president in the investment management division at Thomson Financial from 2003 to 2005.  From 2002 to 2003, Mr. Johnstone served as general manager of TheMarketsPro at TheMarkets.com.  Prior to TheMarkets.com, Mr. Johnstone co-founded and launched BulldogResearch.com, a financial website.  Prior to co-founding BulldogResearch.com, Mr. Johnstone worked in private client services at Lehman Brothers from 1998 to 1999 and worked as a strategic marketing associate at SystemSoft Corporation from 1995 to 1996.  Prior to SystemSoft, Mr. Johnstone worked in investment banking in Morgan Stanley’s real estate and technology corporate finance teams from 1993 to 1995.  Mr. Johnstone received a B.A. from Harvard College and an M.B.A. from the Harvard Business School. Our board benefits from Mr. Johnstone’s 26 years’ experience in the investment and financial services industries and his expertise in finance.

Brian D. Connolly has served as a director of Aware since January 2012.  Mr. Connolly is currently a portfolio manager for Millstreet Capital Management LLC, an investment firm which he co-founded in 2010.  Prior to Millstreet Capital Management LLC, Mr. Connolly served as a senior analyst at Regiment Capital Advisors, LP from 2005 to 2008.  From 2000 to 2005, Mr. Connolly served as a research analyst at Fidelity Management & Research

Company.  Mr. Connolly received a B.A. from Harvard University and an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management. Our board benefits from Mr. Connolly’s over 22 years of experience in the financial services and investing field and his expertise in finance.

Robert A. Eckel has served as a director of Aware since September 2019, when he was also appointed as Aware’s chief executive officer and president. Mr. Eckel currently serves as a strategic advisory board member of Evolv Technology and as a consultant for Digimarc Corporation.  Prior to his advisory and consulting work, Mr. Eckel served in an executive capacity at Digimarc Corporation and subsequent acquiring organizations with increased levels of responsibility from 2005-2018.  His roles in each of the organizations was as follows: president of the Identity Systems division of Digimarc Corporation from 2005 to 2008; executive vice president and president in the Secure Credentialing Division of L-1 Identity Solutions Company from 2008 to 2011; president and chief executive officer at MorphoTrust USA LLC  from 2011 to 2017; and regional president, chief executive officer of NORAM Identity & Security division of Idemia from 2017 to 2018.  Mr. Eckel received a bachelor’s degree in Electrical Engineering from the University of Connecticut and a master’s degree in Electrical Engineering from the University of California Los Angeles.  Our board benefits from Mr. Eckel’s over 30 years’ experience working with technology companies.

Peter R. Faubert has been a director of Aware since March 27, 2020. Mr. Faubert currently serves as the Chief Financial Officer, Treasurer and Secretary of Evolv Technology, Inc., a leader in free-flow threat detection technology. He has held these positions at Evolv since October 15, 2019. He brings over twenty years of extensive finance leadership for public and private software companies that focused on security technology, video service providers, mobility, gaming and enterprise computing. Prior to Evolv, Mr. Faubert served as Chief Financial Officer, Senior Vice President and Treasurer of SeaChange International, Inc. from July 7, 2016 to October 8, 2019, and from February 25, 2019 to April 4, 2019, served in the Office of the CEO. Mr. Faubert served as Chief Financial Officer of This Technology, Inc. from December 2013 to August 2015 when This Technology was acquired by Comcast Corporation (“Comcast”). Mr. Faubert providing consulting services to Comcast until June 2016. Prior to This Technology, Mr. Faubert served as Chief Financial Officer and Treasurer of Vision Government Solutions, Inc. from October 2012 to December 2013, Chief Financial Officer of JNJ Mobile (MocoSpace) from February 2009 to July 2012 and Chief Financial Officer and Treasurer at Turbine, Inc. from August 2005 to January 2009. Prior to that Mr. Faubert held various senior finance positions with Viisage Technology Inc., Burntsand Inc. and Ariba Inc. Mr. Faubert is also a Certified Public Accountant. Mr. Faubert received a bachelor’s degree in accounting from Northeastern University. Mr. Faubert is a member of the Audit Committee and will became chairman of the Audit Committee when Mr. Kruse’s term as a director of Aware ends on May 20, 2020. Our board benefits from Mr. Faubert’s over 15 years as a chief financial officer and senior finance professional in addition to his experience with several high technology companies.

Adrian F. Kruse has been a director of Aware since October 2003. On March 27, 2020, Mr. Kruse informed our board of directors of his intent to not seek re-election as a Class III director in 2020, which means his term as a director of Aware will end effective May 20, 2020.

David J. Martin has served as chief financial officer of Aware since March 2017. He has served as Aware’s corporate controller since October 2006. Mr. Martin previously served as Aware’s corporate controller from October 1996 to September 2005. Prior to rejoining Aware, Mr. Martin served as director of finance at Crossbeam Systems, Inc. from October 2005 to September 2006. Prior to joining Aware, Mr. Martin served as controller at Logicraft Information Systems Inc. from 1994 to 1996. Mr. Martin received a bachelor’s degree in accounting from Boston College. On March 27, 2020, Mr. Martin informed our board of directors of his intent to retire from his position as our chief financial officer. Mr. Martin will retire in 2020 after assisting Aware in hiring his replacement.

Kevin T. Russell has served as a director of Aware since October 2011. Mr. Russell has been Aware’s chief legal and administrative officer since September 2019. Mr. Russell previously served as chief executive officer and president from March 2017 to September 2019. Mr. Russell previously served as Aware’s co-chief executive officer and co-president from April 2011 to March 2017. He has served as Aware’s general counsel since September 2005. Mr. Russell previously served as Aware’s corporate counsel from April 2000 to September 2005. Prior to joining Aware, Mr. Russell served as legal counsel at IRIS Graphics, Inc. from November 1994 to April 2000. Mr. Russell received a J.D. from Boston University School of Law and a B.B.A. from the University of Massachusetts at Amherst. Our board benefits from Mr. Russell’s understanding of our people, products and culture acquired over 19 years of service as an employee of Aware. On March 27, 2020, Mr. Russell informed the our board of directors of his intent to resign from his position as our chief legal and administrative officer. Mr. Russell has agreed to continue to serve in that position during a transition period, during which time Mr. Russell will assist Aware to find a senior legal counsel to replace him. It is anticipated that Mr. Russell will continue to serve on our board of directors during this transition period, but he will not stand for re-election to our board when his current term expires at Aware’s 2020 annual meeting of shareholders scheduled to take place on May 20, 2020.

John S. Stafford, III has served as a director of Aware since January 2011. Since 2001, Mr. Stafford has served as Chief Executive Officer of Ronin Capital, LLC, a registered broker dealer with proprietary trading operations encompassing equity, fixed income and derivative securities. Since 2012, Mr. Stafford has served as Chief Executive Officer of Ronin Trading LLC, a non-registered entity with proprietary trading operations in various financial instruments. Mr. Stafford has also previously served as a board member of Xencor, Inc. Mr. Stafford has also made investments in over 40 private companies and has served as a board member on several of these companies. Our board benefits from Mr. Stafford’s investing experience, his experience as a member of other boards of directors, and the fact that, as one of our significant stockholders, his and our stockholders’ interests in the success of Aware are aligned.

The board of directors is divided into three classes, referred to as Class I, Class II and Class III, each consisting of approximately one-third of the directors. One class is elected each year at the annual meeting of stockholders to hold office for a term of three years and until their respective successors have been duly elected and qualified. The number of directors has been fixed at seven. The current terms of Messrs. Eckel, Faubert, Kruse and Russell, Aware’s Class III directors, will expire at the annual meeting to be held in 2020. Messrs. Kruse and Russell will not be standing for re-election at our 2020 annual meeting. The current term of Mr. Connolly,

Aware’s Class I director, will expire at the annual meeting to be held in 2021. The current terms of Messrs. Johnstone and Stafford, III, Aware’s Class II directors, will expire at the annual meeting to be held in 2022. Richard P. Moberg, who had served as a Class I director of Aware since October 2011, retired as member of our board of directors on March 27, 2020.

Executive officers are elected annually by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are currently no family relationships among Aware’s directors and executive officers. Mr. Stafford, III is the son of John S. Stafford, Jr., who retired as chairman and a member of our board of directors in March 2019.

Board leadership structure and role in risk oversight

The board of directors believes that Aware and its stockholders are best served at this time by having Mr. Johnstone serve as our chairman and Mr. Eckel serve as chief executive officer and president. In his role as chairman, Mr. Johnstone oversees key strategic, corporate and governance activities. In his position as chief executive officer and president, Mr. Eckel, oversees the day-to-day operations of Aware. The board of directors believes that having a non-employee, independent director as chairman is an important aspect of effective corporate governance. In his role as chairman, Mr. Johnstone’s responsibilities include the following:

●	Acting as a liaison between the independent directors and the chief executive officer and president;

●	Presiding at executive sessions of the independent directors;

●	Facilitating discussions among the independent directors on key issues and concerns outside of board meetings;

●	In collaboration with the chief executive officer and president, preparing agendas for board meetings; and

●	Working with the board’s committees.

Aware’s management is responsible for the day-to-day management of the risks that we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed. The board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to Aware, including operational, financial, legal, regulatory, strategic and reputational risks.

Certain relationships and related transactions

In March 2007, the Board formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed and approved. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transactions available to all employees or stockholders of Aware on the same terms. The audit committee, with assistance from Aware’s General Counsel, is responsible for reviewing and approving any related person transaction. The policy requires that the audit committee must approve any related person transaction subject to the policy before commencement of the related person transaction. The policy states that the audit committee will approve only those related person transactions that the audit committee determines are beneficial to Aware and the terms of which are fair to Aware.

In 2019 and the portion of 2020 through the date of this proxy statement, Aware did not have any transactions with a related person.

Committees and meetings of the board

During 2019, the board of directors met six times and took no action by written consent. No incumbent director attended fewer than 75% of the total number of meetings held by the board and committees of the board on which he served. Aware has a compensation committee, an audit committee, an executive committee, and a nominating and corporate governance committee.

Executive Committee. Aware’s executive committee is currently composed of Robert A. Eckel, Kevin T. Russell, Brent P. Johnstone and John S. Stafford, III. The executive committee has all of the powers of the board of directors except the power to: change the number of directors or fill vacancies on the board of directors; elect or fill vacancies in the offices of president, treasurer or secretary; remove any officer or director; amend the by-laws of Aware; change the principal office of Aware; authorize the payment of any dividend or distribution to stockholders of Aware; authorize the reacquisition of capital stock for value; and authorize a merger. In 2019, the executive committee did not meet and took no action by written consent. Richard P. Moberg served on the executive committee during 2019 and 2020 and until his retirement from Aware’s board of directors in March 2020.

Compensation Committee. Aware’s compensation committee is currently composed of three outside directors, John S. Stafford, III, who serves as chairman, Brent P. Johnstone and Brian D. Connolly. In 2019, the compensation committee held three meetings and took action by written consent four times. In March 2004, Aware’s board of directors adopted a Compensation Committee Charter, which it amended in March 2019. The Compensation Committee Charter, as amended, is available on Aware’s website at www.aware.com. John S. Stafford, Jr. served on the compensation committee during 2019 until his retirement from Aware’s board of directors in March 2019.

Audit Committee. Aware’s audit committee is currently composed of Adrian F. Kruse, who serves as chairman, Brian D. Connolly, Peter R. Faubert and Brent P. Johnstone. Aware’s board of directors has determined that Mr. Kruse and Mr. Faubert is each an audit committee financial expert under Securities and Exchange Commission rules. In 2019, the audit committee met seven times and took no action by written consent. In March 2004, Aware’s board of directors adopted an Audit Committee Charter, which it amended in March 2019. The Audit Committee Charter, as amended, is available on Aware’s website at www.aware.com.

Nominating and Corporate Governance Committee. Aware’s nominating and corporate governance committee is currently composed of three outside directors, Brent P. Johnstone, who serves as chairman, Brian D. Connolly and Adrian F. Kruse. In 2019, the nominating and corporate governance committee held two meetings and took no action by written consent. In March 2004, Aware’s board of directors adopted a Nominating and Corporate Governance Committee Charter, which it amended in March 2019. The Nominating and Corporate Governance Committee Charter, as amended, is available on Aware’s website at www.aware.com. John S. Stafford, Jr. served on the nominating and corporate governance committee during 2019 until his retirement from Aware’s board of directors in March 2019.

The nominating and corporate governance committee, in consultation with our president and chief executive officer, identifies and reviews candidates for our board of directors and recommends to our full board candidates for election to our board. In selecting new directors, the committee considers any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to the composition of the board (including its size and structure), principles of diversity, and such other factors as the committee shall deem appropriate.

The committee reviews from time to time the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that contribute to an effective board.

The committee, in consultation with our president and chief executive officer, considers and recruits candidates to fill positions on the board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the board or otherwise. The committee also reviews any candidate recommended by stockholders of Aware in light of the committee’s criteria for selection of new directors. Stockholders may make nominations for the election of directors by delivering notice in writing to the Secretary of Aware not less than 60 days nor more than 90 days prior to any meeting of the stockholders called for the election of directors. As part of this responsibility, the committee is responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the board and such candidate’s compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards. The committee also develops and recommends to the Board governance principles applicable to the Company and is responsible for leading an annual review of the performance of both the Board as a whole and its individual members. The annual Board review took place in December 2019.

The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated for election at the 2020 annual meeting of stockholders as Class III directors Robert A. Eckel and Peter R. Faubert, each of whom is currently a Class III director of Aware. In nominating Mr. Eckel, the board and committee took into account Mr. Eckel’s experience as our chief executive officer and president since September 2019, as well as his over 30 years’ experience in technology companies. In nominating Mr. Faubert, the board and committee took into account Mr. Faubert’s over twenty years of extensive finance leadership for public and private software companies that focused on security technology, video service providers, mobility, gaming and enterprise computing.

Policy regarding board attendance

To the extent reasonably practicable, directors are expected to attend board meetings and meetings of committees on which they serve. Directors are encouraged to attend Aware’s annual meeting of stockholders. Last year, two of our directors attended the annual meeting.

Communications with our board of directors

Aware’s board of directors has established the following process for stockholders to communicate directly with the board, and this process has been approved by a majority of Aware’s independent directors. Stockholders wishing to communicate with the board of directors should send correspondence to the attention of the Chairman of the Board at Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730, and should include with the correspondence evidence that the sender of the communication is one of Aware’s stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Aware’s chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the board or a committee of the board. Accordingly, Aware’s chairman will review all stockholder correspondence, but the decision to relay that correspondence to the board or a committee of the board will rest entirely within his discretion.

Code of ethics

Aware has adopted a code of ethics that applies to all employees, officers and directors. The code of ethics also contains special ethical obligations which apply to employees with financial reporting responsibilities, including Aware’s principal executive officer, principal financial officer and principal accounting officer. Aware’s code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of Aware’s assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. Aware’s code of ethics is available on Aware’s website at www.aware.com. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors and will be promptly disclosed on our website at www.aware.com.

Compensation committee interlocks and insider participation

Aware’s compensation committee is currently composed of Messrs. Johnstone, Connolly and Stafford, III. In 2019, no officer or employee of Aware, including Aware’s executives, participated in the deliberations of the compensation committee concerning the compensation of Aware’s executive officers. No interlocking relationship existed between Aware’s board of directors or compensation committee and the board of directors or compensation committee of any other company in 2019.

Compensation of Executive Officers and Directors

Executive compensation

The following table provides summary information concerning compensation earned for services rendered to Aware in all capacities for the fiscal year ended December 31, 2019 by Aware’s chief executive officer, chief legal and administrative officer, chief financial officer, chief commercial officer and chief technology officer:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)(4)	Total ($)	401k match	GTL

Robert A. Eckel (5)	2019	84,230	-	316,250	138,315	11,250	-	2,828	552,873	2,250	578
Chief Executive Officer, President & Director

Kevin T. Russell (6)	2019	275,000	-	114,819	41,495	7,500		9,561	448,375	8,400	1,161
Chief Legal and Admistrative Officer & Director	2018	275,000	-	126,000	-	27,838	-	9,411	438,249	8,250	1,161

David J. Martin (7)	2019	210,000	-	57,410	-	5,250	-	8,085	280,745	6,818	1,267
Chief Financial Officer	2018	210,000	30,000	63,000	-	17,271	-	7,567	327,838	6,300	1,267

Robert M. Mungovan (8)(9)	2019	574,437	-	167,613	47,773	9,023	-	9,368	808,214	8,400	968
Chief Commercial Officer

Mohamed Lazzouni (10)	2019	26,538	-	-	41,657	-	-	736	68,931	563	173
Chief Technology Officer

(1)	Represents the dollar amount of expense recognized for financial statement reporting purposes attributable to unrestricted stock in accordance with ASC 718 for Mr. Russell and Mr. Martin, and the dollar amount of expense recognized for financial statement reporting purposes attributable to unrestricted stock and performance share awards in accordance with ASC 718 for Mr. Eckel and Mr. Mungovan.
(2)	Represents the aggregate grant date fair value of option awards granted in 2019 computed in accordance with ASC 718 but with no discount for estimated forfeitures. The value of option awards were calculated in accordance with ASC 718 and using a Black-Scholes valuation model with the following assumptions: exercise prices of $4.50, $5.50, $6.50 and $7.50, volatility of 46%, expected term of 6.08 years, and risk-free interest rate of 1.66% for the option awards for Mr. Russell and Mr. Eckel, exercise prices of $4.50, $5.50, $6.50 and $7.50, volatility of 35%, expected term of 6.18 years, and risk-free interest rate of 1.51% for the option awards for Mr. Mungovan, and exercise prices of $4.50, $5.50, $6.50 and $7.50, volatility of 35%, expected term of 6.12 years, and risk-free interest rate of 1.63% for the option awards for Mr. Lazzouni.
(3)	On March 27, 2020, the Compensation Committee approved awards of $11,250, $7,500, $5,250 and $9,023 to Mr. Eckel, Mr. Russell, Mr. Martin and Mr. Mungovan, respectively based upon individual achievement of certain operational goals..
(4)	All other compensation represents group term life (GTL) insurance premiums paid by Aware on behalf of the executive officers and the following matching contributions by Aware under its 401(k) plan for the benefit of the named executive officers in 2019: Robert A. Eckel-$2,250, Kevin T. Russell-$8,400, David J. Martin-$6,818, Robert M. Mungovan-$8,400 and Mohamed Lazzouni-$563. Perquisites and other benefits were less than $10,000 in the aggregate for each named executive officer.
(5)	Mr. Eckel became our Chief Executive Officer and President on September 19, 2019.
(6)	Mr. Russell, previously our Chief Executive Officer and President, became our Chief Legal and Administrative Officer and President on September 19, 2019.
(7)	Mr. Mungovan became our Chief Commercial Officer on October 1, 2019.
(8)	The salary amount of $574,437 is comprised of $237,500 of salary and $336,937 of sales commissions.
(9)	Mr. Lazzouni became our Chief Technology Officer on November 19, 2019.

Outstanding Equity Awards At December 31, 2019

The following table summarizes the option awards and stock awards outstanding as of December 31, 2019 held by our named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Robert A. Eckel
	3,125	46,875	(1)	-	4.50	09/19/2029	-		-	-	-
	3,125	46,875	(1)		5.50	09/19/2029	-		-	-	-
	3,125	46,875	(1)		6.50	09/19/2029	-		-	-	-
	3,125	46,875	(1)		7.50	09/19/2029	-		-	-	-
	-	-		-	-	-	20,000	(3)	55,000.00	-	-
	-	-		-	-	-	80,000	(4)	220,000.00	-	-

Kevin T. Russell
	938	14,062	(1)	-	4.50	09/19/2029	-		-	-	-
	938	14,062	(1)		5.50	09/19/2029	-		-	-	-
	938	14,062	(1)		6.50	09/19/2029	-		-	-	-
	938	14,062	(1)		7.50	09/19/2029	-		-	-	-

David J. Martin
	-	-		-	-	-	-		-	-	-

Robert M. Mungovan
	-	25,000	(2)	-	4.50	10/01/2029	-		-	-	-
	-	25,000	(2)		5.50	10/01/2029	-		-	-	-
	-	25,000	(2)		6.50	10/01/2029	-		-	-	-
	-	25,000	(2)		7.50	10/01/2029	-		-	-	-
	-	-		-	-	-	10,000	(5)	29,150	-	-
	-	-		-	-	-	40,000	(6)	116,600	-	-

Mohamed Lazzouni
	-	18,750	(2)	-	4.50	11/19/2029	-		-	-	-
	-	18,750	(2)		5.50	11/19/2029	-		-	-	-
	-	18,750	(2)		6.50	11/19/2029	-		-	-	-
	-	18,750	(2)		7.50	11/19/2029	-		-	-	-

(1)	Options vest in 16 quarterly installments on the last day of each quarter from March 31, 2020 to September 30, 2023.
(2)	Options vest in 16 quarterly installments on the last day of each quarter from March 31, 2020 to September 30, 2023.
(3)	Performance share awards vested on March 19, 2020.
(4)	Unrestricted stock award will issue shares in four (4) equal installments on September 19, 2020, September 19, 2021, September 19, 2022 and September 19, 2023 provided Mr. Eckel is serving as a director, officer, or employee of the Company or any subsidiary of the Company on said dates.
(5)	Performance share awards vested on April 1, 2020.
(6)	Unrestricted stock award will issue shares in four (4) equal installments on October 1, 2020, October 1, 2021, October 1, 2022 and October 1, 2023 provided Mr. Mungovan is serving as an officer, or employee of the Company or any subsidiary of the Company on said dates.

Post-Employment Compensation

Pension Benefits Table

We do not have any tax-qualified or non-qualified defined benefit plans or supplemental executive retirement plans.

Non-qualified Deferred Compensation Table

We do not have any non-qualified defined contribution plans or other non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Aware entered into an Employment Agreement (the “Employment Agreement”) with each of the following then-serving executive officers: on September 19, 2019 with each of Robert A. Eckel and Kevin T. Russell, on October 1, 2019 with Robert M. Mungovan, and on November 19, 2019 with Mohamed Lazzouni.

Payments on Termination by Aware Without Cause or by the Named Executive Officer with Good Reason

Pursuant to the terms of each executive’s Employment Agreement, if the executive’s employment is terminated by Aware without “Cause”, or the executive terminates his employment for “Good Reason”, the executive shall receive from Aware: (i) an amount equal to the executive’s annual base salary paid during the twelve (12) months immediately preceding the termination of the Executive’s employment with Aware, divided by the number of days employed during the twelve (12) months immediately preceding the termination of the Executive’s employment with Aware and multiplied by 365, (ii) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all time-based stock options and other time-based stock-based awards held by the executive in which such stock option or other stock-based award would have vested if the executive had remained employed for an additional twelve (12) months following the “Date of Termination” shall vest and become exercisable or nonforfeitable as of the Date of Termination and (iii) for up to twelve (12) months following the executive’s termination of employment, payment of the difference between the cost of COBRA continuation coverage for the executive and any dependent who received health insurance coverage prior to such termination, and any premium contribution amount applicable to the executive as of such termination. Aware’s obligation to provide the foregoing benefits is subject to the executive entering into a new noncompetition agreement with Aware that contains noncompetition and employee non-solicitation covenants in effect for one year from termination of the executive’s employment with Aware and the effectiveness of a release of claims executed by the executive in favor of Aware.

Payments on Termination by Aware Without Cause or by the Named Executive Officer with Good Reason Following a Change of Control

Pursuant to the terms of each executive’s Employment Agreement, if the executive’s employment is terminated during the eighteen (18) month period following a “Change of Control” (a) by Aware without “Cause” or (b) by the executive for “Good Reason” (as those terms are defined in the Employment Agreement), the executive will receive from Aware: (i) a lump-sum amount equal to (A) 1.5 times (B) the executive’s annual base salary paid during the twelve (12) months immediately preceding the termination of the executive’s employment with Aware, divided by the number of days employed during the twelve (12) months immediately preceding the termination of the executive’s employment with Aware and multiplied by 365, (ii) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all time-based stock options and other time-based stock-based awards held by the executive as of the occurrence of such Change of Control shall immediately accelerate and become fully exercisable or nonforfeitable as of the Date of Termination; and (iii) for up to eighteen (18) months following the executive’s termination of employment, payment of the difference between the cost of COBRA continuation coverage for the executive and any dependent who received health insurance coverage prior to such termination, and any premium contribution amount applicable to the executive as of such termination. Aware’s obligation to provide the foregoing benefits is subject to the executive entering into a new noncompetition agreement with Aware that contains noncompetition and employee non-solicitation covenants in effect for one year from termination of the executive’s employment with Aware and the effectiveness of a release of claims executed by the executive in favor of Aware.

Change in Control Retention Agreement

On February 27, 2017, Aware and David J. Martin, its chief financial officer, entered into a Change in Control Retention Agreement (the “Change in Control Agreement”) with an effective date of March 3, 2017. Pursuant to the Change in Control Agreement, if Mr. Martin’s employment is terminated during the eighteen (18) month period following a “Change of Control” (a) by Aware without “Cause” or (b) by Mr. Martin upon the occurrence of an “Event of Constructive Termination” (as those terms are defined in the Change in Control Agreement), Mr. Martin will receive from Aware: (i) a lump-sum amount equal to eighteen (18) months’ of his base annual salary at the highest rate in effect at any time during the twelve (12) months immediately preceding the termination of his employment with Aware and (ii) for up to eighteen (18) months following his termination of employment, payment of the difference between the cost of COBRA continuation coverage for the executive and any dependent who received health insurance coverage prior to such termination, and any premium contribution amount applicable to him as of such termination. Aware’s obligation to provide the foregoing benefits is subject to Mr. Martin entering into a new noncompetition agreement with Aware that contains noncompetition and employee non-solicitation covenants in effect for one year from termination of his employment with Aware and the effectiveness of a release of claims executed by him in favor of Aware.

The following table quantifies the amounts that would be payable to Aware’s executive officers upon termination of their employment by Aware without Cause or by the executive with Good Reason. The amounts shown assume that each termination of employment was effective as of December 31, 2019. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of an actual termination of employment.

Termination by Aware without Cause or by

the Named Executive Officer with Good Reason

Name	Cash Severance (1)	Benefits (2)

Robert A. Eckel	$84,230	$19,208

Kevin T. Russell	$275,000	$19,657

Robert M. Mungovan	$237,500	$19,657

Mohamed Lazzouni	$26,538	$19,657

(1)	Based upon a lump-sum equal to the executive’s base salary during the twelve (12) months immediately preceding the termination of the executive’s employment divided by the number of days employed during the twelve (12) months immediately preceding the termination of the executive’s employment and multiplied by 365.

(2)	The amounts reflect the value of health insurance continuation for each of the Named Executive Officers.

The following table quantifies the amounts that would be payable to Aware’s executive officers upon termination of their employment within 18 months after a Change of Control by Aware without Cause or by the executive with Good Reason with respect to Mr. Eckel, Mr. Russell, Mr. Mungovan and Mr. Lazzouni or by Mr. Martin as a result of an Event of Constructive Termination. The amounts shown assume that each termination of employment was effective as of December 31, 2019. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of an actual termination of employment.

Termination by Aware without Cause or by

the Named Executive Officer for Good Reason or by
Mr. Martin upon an Event of Constructive Termination Following a Change of Control

Name	Cash Severance (1)	Benefits (2)

Robert A. Eckel	$126,346	$28,813

Kevin T. Russell	$412,500	$29,486

David J. Martin	$315,000	$26,607

Robert M. Mungovan	$356,250	$29,486

Mohamed Lazzouni	$39,807	$29,486

(3)	Based upon a lump-sum equal to 1.5 times the executive’s base salary paid during the twelve (12) months immediately preceding the termination of the executive’s employment, divided by the number of days employed during the twelve (12) months immediately preceding the termination of the executive’s employment and multiplied by 365 for Mr. Eckel, Mr. Russell, Mr. Mungovan and Mr. Lazzouni. Based upon a lump-sum equal to eighteen (18) months of the executive’s base annual salary at the highest rate in effect at any time during the twelve (12) months immediately preceding the termination of the executive’s employment for Mr. Martin.

(4)	The amounts reflect the value of health insurance continuation for each of the Named Executive Officers.

Other Separation Benefits

With the exception of the Employment Agreements and Change in Control Agreements, Aware’s executive officers do not have any agreements different from other employees with respect to payments or benefits received as a result of a termination of employment, retirement and change in control. The payments and benefits include accrued vacation pay and the right to elect continued health coverage under COBRA. There is no acceleration in the vesting of stock options or other equity awards that are required as a result of a retirement.

Director compensation

Aware reimburses each director for expenses incurred in attending meetings of the board of directors.

In March 2019, the Compensation Committee granted unrestricted stock awards in the amounts of 10,000 shares to Mr. Stafford, III, Mr. Kruse, Mr. Connolly, Mr. Johnstone and Mr. Moberg, respectively, in recognition of their ongoing contributions to the Company. The unrestricted shares were issued in two (2) equal installments on June 30, 2019 and December 31, 2019 provided each director was serving as a director, officer or employee of the Company or any subsidiary of the Company on said dates. On March 27, 2020 Mr. Moberg informed the Aware Board of Directors of his intent to resign as a member of our board of directors effective March 27, 2020. On March 27, 2020, Mr. Kruse informed the Aware Board of Directors of his intent to not seek re-election as a Class III director in 2020, which means his term as a director of Aware will end effective May 20, 2020. In March 2020, the Compensation Committee granted unrestricted stock awards in the amounts of 20,000 shares to Mr. Johnstone for serving as chairman of the board of the Company and 10,000 shares to Mr. Stafford, III, Mr. Connolly, and Mr. Faubert, respectively, in recognition of their ongoing contributions to the Company. The unrestricted shares will be issued in two (2) equal installments on June 30, 2020 and December 31, 2020 provided each director is serving as a director, officer or employee of the Company or any subsidiary of the Company on said dates.

The following table provides information about the cash compensation and unrestricted stock grants.

Non-Employee Director Compensation Table for 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(6)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John S. Stafford, III(1)	-	38,273	-	-	-	-	38,273

Adrian F. Kruse(2)	-	38,273	-	-	-	-	38,273

Brian D. Connolly(3)	-	38,273	-	-	-	-	38,273

Brent P. Johnstone(4)	-	76,546	-	-	-	-	76,546

Richard P. Moberg(5)	-	38,273	-	-	-	-	38,273

(1)	In 2019, John S. Stafford, III received 10,000 shares of unrestricted stock for serving as a director of Aware.
(2)	In 2019, Adrian F. Kruse received 10,000 shares of unrestricted stock for serving as a director of Aware.
(3)	In 2019, Brian D. Connolly received 10,000 shares of unrestricted stock for serving as a director of Aware.
(4)	In 2019, Brent P. Johnstone received 20,000 shares of unrestricted stock for serving as the chairman of the board of directors of Aware.
(5)	In 2019, Richard P. Moberg received 10,000 shares of unrestricted stock for serving as a director of Aware.
(6)	The value of the unrestricted stock award was determined based on the fair market value of Aware stock on the date of the grant in accordance with ASC 718.

Report of the Audit Committee

The purpose of the audit committee is to assist the board of directors in its general oversight of Aware’s financial reporting process. The Audit Committee Charter describes in greater detail the full responsibilities of the committee and is included in this proxy statement as ANNEX A and is available on Aware’s website at www.aware.com. The audit committee is comprised solely of independent directors as defined by the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Committee held seven meetings during 2019.

Management is responsible for the preparation, presentation and integrity of Aware’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. RSM US LLP (“RSM”) is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Committee discussed with RSM the overall scope and plans for its audit.

During the course of 2019, management continued to document, test and evaluate Aware’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5 regarding the audit of internal control over financial reporting. The audit committee was kept apprised of the progress of the evaluation and provided oversight to management during the process. In connection with this oversight, the committee received periodic updates provided by management and RSM at regularly scheduled committee meetings. The committee reviewed the report of management contained in Aware’s Annual Report on Form l0-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission, as well as RSM’s Report of Independent Registered Public Accounting Firm included in Aware’s Annual Report on Form l0-K related to its audit of the consolidated financial statements. The audit committee continues to oversee Aware’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2020.

The audit committee has reviewed and discussed the consolidated financial statements with management and RSM, Aware’s independent auditors. The audit committee has discussed with RSM the matters required to be discussed under the rules adopted by the PCAOB concerning communications with audit committees. In addition, RSM has provided the audit committee with the written disclosures and the letter required by the PCAOB RULE 3526, Communication with Audit Committees Concerning Independence, and the audit committee has discussed with RSM their firm’s independence.

Based on the review of the consolidated financial statements and discussions with and representations from management and RSM referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Aware’s Annual Report on Form 10-K for 2019, for filing with the Securities and Exchange Commission.

The audit committee Adrian F. Kruse, Chairman Brian D. Connolly Brent P. Johnstone

Security Ownership of Certain Beneficial Owners and
Management and Related Stockholder Matters

At the close of business on April 1, 2020, there were issued and outstanding 21,521,886 shares of common stock entitled to cast 21,521,886 votes. On April 1, 2020, the closing price of Aware’s common stock as reported by the Nasdaq Global Market was $2.79 per share.

Principal stockholders

The following table provides information about the beneficial ownership of Aware’s common stock as of April 1, 2020 by:

●	each person known by Aware to own beneficially more than five percent of Aware’s common stock;

●	each of Aware’s directors;

●	each of Aware’s executive officers; and

●	all of Aware’s current executive officers and directors as a group.

In accordance with Securities and Exchange Commission rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and any shares of which the person has the right to acquire beneficial ownership within 60 days after April 1, 2020 through the exercise of any option or otherwise. Except as noted below, Aware believes that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentage of beneficial ownership is based on 21,521,886 shares of common stock outstanding as of April 1, 2020. In calculating a person’s percentage ownership, Aware has treated as outstanding any shares that the person has the right to acquire within 60 days of April 1, 2020. All shares included in the “Right to acquire” column represent shares subject to outstanding stock options or stock appreciation rights potentially exercisable within 60 days after April 1, 2020. The information as to each person has been furnished by such person.

Unless otherwise noted in the following table, the address of each person listed in the table is c/o Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730.

	Number of shares beneficially owned			Percent
Name	Outstanding shares	Right to acquire	Total number	beneficially owned

John S. Stafford, III (1) Ronin Capital, LLC 350 N. Orleans Street, Suite 2N Chicago, IL 60654	4,621,368	0	4,621,368	21.5%
Susan Yang Stafford (2) Susan Yang Stafford 2010 Kimborama Trust and Kimberly Susan Stafford 2004 Irrevocable Trust and Susan Yang Stafford Revocable Trust of 2011 c/o Ronin Capital, LLC 350 N. Orleans Street, Suite 2N Chicago, IL 60654	2,746,881	0	2,746,881	12.8%
DG Capital Management LLC (3) DG Value Partners II Master Fund LP Dov Gertzulin 466 Park Avenue, 22nd Floor New York, NY 10022	1,783,395	0	1,783,395	8.3%
Dimensional Fund Advisors LP (4) Building One 6300 Bee Cave Road Austin, Texas 78746	1,721,918	0	1,721,918	8.0%
Far View Capital Management, LLC (5) 225 North Mill Street, Suite 110, Aspen, CO 81611	1,142,514	0	1,142,514	5.3%
Kevin T. Russell	239,447	7,500	246,947	1.1%
Adrian F. Kruse	201,401	0	201,401	*
Robert M. Mungovan	101,280	6,248	107,528	*
Brian D. Connolly Brent P. Johnstone	95,000 84,166	0 0	95,000 84,166	* *
Robert A. Eckel David J. Martin	47,422 53,054	25,000 0	72,422 53,054	* *
Mohamed Lazzouni	0	4,684	4,684	*
Peter R. Faubert	0	0	0	*

All directors and executive officers as a group (10 persons)	5,443,138	43,432	5,486,570	25.4%

* Less than one percent.

(1)	The number of shares beneficially owned by John S. Stafford, III and Ronin Capital, LLC is based upon information in a Form 4 filed by John S. Stafford, III and Ronin Capital, LLC on March 16, 2020. According to such Form 4, the reported shares of common stock of Aware Inc. are held in a Class C Capital Account of John S. Stafford, III at Ronin Capital, LLC (“Ronin”), a limited liability company owned and managed by Mr. Stafford. Mr. Stafford is the indirect beneficial owner of all of the shares of common stock of Aware Inc. held of record by Ronin.

(2)	The number of shares beneficially owned by Susan Yang Stafford, Susan Yang Stafford 2010 Kimborama Trust, Kimberly Susan Stafford 2004 Irrevocable Trust and Susan Yang Stafford Revocable Trust of 2011 is based upon information in a Schedule 13G/A filed by Susan Yang Stafford, Susan Yang Stafford 2010

Kimborama Trust, Kimberly Susan Stafford 2004 Irrevocable Trust and Susan Yang Stafford Revocable Trust of 2011 on February 14, 2018. According to such Schedule 13G/A, (a) Susan Yang Stafford 2010 Kimborama Trust is the record owner of 2,131,449 shares of common stock of Aware; Susan Yang Stafford, in her capacity as trustee of the Susan Yang Stafford 2010 Kimborama Trust, has the power to vote and dispose of the common stock of Aware held by such Trust (b) Kimberly Susan Stafford 2004 Irrevocable Trust is the record owner of 315,693 shares of common stock of Aware; Susan Yang Stafford, in her capacity as trustee of the Kimberly Susan Stafford 2004 Irrevocable Trust, has the power to vote and dispose of the common stock of Aware held by such Trust and (c) Susan Yang Stafford Revocable Trust of 2011 is the record owner of 299,739 shares of common stock of Aware. Ms. Yang Stafford is the wife of John S. Stafford, Jr. Mr. Stafford, Jr. disclaims beneficial ownership in the 2,746,881 shares of the common stock of Aware owned beneficially by his wife, Susan Yang Stafford, through the Susan Yang Stafford 2010 Kimborama Trust, the Kimberly Susan Stafford 2004 Irrevocable Trust and the Susan Yang Stafford Revocable Trust of 2011.

(3)	The number of shares beneficially owned by DG Capital Management, LLC, DG Value Partners II Master Fund, LP and Dov Gertzulin is based upon information in a Schedule 13G/A filed by DG Capital Management, LLC, DG Value Partners II Master Fund, LP and Dov Gertzulin on February 14, 2019. According to such Schedule 13G/A, (a) DG Capital Management, LLC and Dov Gertzulin have shared power to vote or to direct the vote with respect to 1,783,3953 shares and have shared power to dispose or direct the disposition of 1,783,395 shares and (b) DG Value Partners II Master Fund, LP has shared power to vote or to direct the vote with respect to 1,485,283 shares and has shared power to dispose or direct the disposition of 1,485,283 shares.

(4)	The number of shares beneficially owned by Dimensional Fund Advisors LP is based upon information in a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 12, 2020. According to such Schedule 13G/A, Dimensional Fund Advisors LP has sole power to vote or to direct the vote with respect to 1,679,824 shares and has sole power to dispose or direct the disposition of 1,721,918 shares.

(5)	The number of shares beneficially owned by Far View Capital Management, LLC is based upon information in a Schedule 13G filed by Far View Capital Management, LLC on February 24, 2020. According to such Schedule 13G, Far View Capital Management, LLC has sole power to vote or to direct the vote with respect to 1,142,514 shares and has sole power to dispose or direct the disposition of 1,142,514 shares.

Equity compensation plan information

The following table sets forth additional information as of December 31, 2019, regarding securities authorized for issuance under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval.

The equity compensation plan approved by our stockholders is our 1996 Employee Stock Purchase Plan. Our 2001 Nonqualified Stock Plan was not approved by our stockholders. Our board of directors approved the 2001 Nonqualified Stock Plan in April 2001 and amended it in July 2002.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:

1996 Employee Stock Purchase Plan	—	—	39,023

Equity compensation plans not approved by stockholders:

2001 Nonqualified Stock Plan	435,000	$6.00	3,976,443
Total	435,000	$6.00	4,015,466

Description of the 2001 Nonqualified Stock Plan

The following summary of some of the provisions of the 2001 Nonqualified Stock Plan, as amended, is qualified in its entirety by reference to the full text of the plan. The 2001 plan permits the grant of (1) nonqualified stock options, which are options that do not qualify as incentive stock options, (2) restricted stock awards, (3) unrestricted stock awards and (4) performance share awards. The maximum number of shares of common stock issuable in connection with awards granted under the 2001 plan is 8,000,000 shares.

The 2001 plan is administered by a committee consisting of at least two directors who are both “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act. Except as specifically reserved to the board under the terms of the 2001 plan, the committee has full and final authority to operate, manage and administer the 2001 plan on behalf of Aware. Aware’s compensation committee, currently consisting of Messrs. Stafford, III, Johnstone and Connolly., administers the 2001 plan.

The committee fixes the term of each stock option granted under the 2001 plan at the time of grant. No stock option shall be exercisable more than 10 years after the date of grant. The committee has the authority to determine the time or times at which stock options granted under the plan may be exercised. With respect to grants of restricted stock, the committee will specify at the time of grant the dates or performance goals on which the non-transferability of the restricted stock and Aware’s right of repurchase shall lapse. With respect to performance share awards, the committee shall determine the performance goals applicable under each award and the time period over which performance is to be measured.

The committee will determine at the time of grant the exercise price per share of the common stock covered by an option grant, or the purchase price per share of restricted or unrestricted stock. The exercise price per share of a stock option and the purchase price per share of a restricted stock grant may not be less than fair market value on the date of grant.

Except as otherwise provided, stock options granted under the 2001 plan are not exercisable following termination of the holder’s employment. Our stock option agreements typically provide for our employees (other than directors and officers) that in the event of termination of an option holder’s employment, options will be exercisable, to the extent of the number of shares then vested, (a) for one year following the termination of the holder’s employment if such termination is the result of permanent and total disability, (b) by the holder’s executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for one year following the termination of employment if such termination is the result of the holder’s death or (c) for six months after the date of termination of the holder’s employment by the holder, by the Company or by Normal Retirement (as defined in the Plan). Our stock option agreements typically provide for our directors and officers that in the event of termination of an option holder’s employment or service to the Company, options will be exercisable, to the extent of the number of shares then vested, (a) for two years following the termination of the holder’s employment or service to the Company if such termination is the result of permanent and total disability, (b) by the holder’s executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for two years following the termination of employment or service to the Company if such termination is the result of the holder’s death or (c) for two years after the date of termination of the holder’s employment or service to the Company by the holder, by the Company or by Normal Retirement (as defined in the Plan). However, in no event will a new option be exercisable after its expiration date.

In the event that Aware effects a stock dividend, stock split or similar change in capitalization affecting its stock, the committee shall make appropriate adjustments in (a) the number and kind of shares of stock or securities with respect to which awards may thereafter be granted, (b) the number and kind of shares remaining subject to outstanding awards under the plan, and (c) the option or purchase price in respect of such shares. The 2001 plan provides that if Aware merges, consolidates, dissolves or liquidates, the committee may, in its sole discretion, as to any outstanding award, make such substitution or adjustment in the total number of shares reserved for issuance and in the number and purchase price of shares subject to such awards as it may determine, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide.

The board of directors of Aware may amend or discontinue the 2001 plan at any time. The committee may at any time amend or cancel an outstanding award granted under the plan. In either case, no such action may adversely affect rights under any outstanding award without the holder’s consent.

DELINQUENT Section 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires Aware’s executive officers and directors, as well as persons who beneficially own more than ten percent of Aware’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Regulations of the Securities and Exchange Commission require these executive officers, directors and stockholders to furnish Aware with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to Aware with respect to 2019, or written representations that Form 5 was not required for 2019, Aware believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, except that Robert A. Eckel was late in reporting a purchase on November 21, 2019 of 153 shares of Aware common stock.

Independent registered public Accounting firm

The audit committee has selected RSM US LLP (“RSM”) as independent accountants to audit the financial statements of Aware as of and for the year ending December 31, 2019. RSM has served as Aware’s principal independent accountants since August 2012.

Fees for professional services

The following table provides the fees Aware paid to RSM for professional services rendered for 2019 and 2018. Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements, audits of the effectiveness of internal controls over financial reporting and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent accountant in connection with statutory and regulatory filings or other engagements for the fiscal years ended December 31, 2019 and December 31, 2018, respectively. Audit-Related Fees typically consist of aggregate fees billed for assurance and related services, that are related to the performance of the audit or review of our financial statements, and review of regulatory matters and are not reported under “Audit Fees.” Tax Fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

	2019 Fees	2018 Fees

Audit Fees	$220,079	$232,841
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Attendance at annual meeting

Aware expects that representatives of RSM will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Pre-approval policies and procedures

At present, our audit committee approves each engagement for audit or non-audit services before we engage RSM to provide those services. However, the audit committee may delegate to members of the committee the authority to pre-approve audit and non-audit services. The decisions of any committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage RSM to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by RSM for 2018 or 2019 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Stockholder Proposals

If any stockholder would like to include any proposal in Aware’s proxy materials for its next annual meeting of stockholders or special meeting in lieu thereof, the stockholder must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Among other requirements, Aware must receive the proposal at its executive offices no later than December 12, 2020. If any stockholder would like to submit a proposal for that meeting outside the processes of Rule 14a-8, notice of the proposal will be considered untimely under Rule 14a-4(c)(1) if Aware receives the notice after February 25, 2021.

Available Information

Stockholders of record on April 1, 2020 will receive copies of this proxy statement and Aware’s 2019 annual report to stockholders, which contains detailed financial information concerning Aware. Aware will mail, without charge, a copy of Aware’s annual report on Form 10-K (excluding exhibits) to any stockholder whose proxy Aware is soliciting if the stockholder requests it in writing. Please submit any such written request to Mr. Kevin T. Russell, Chief Legal and Administrative Officer, Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730.

ANNEX A

Aware, Inc.

Audit Committee Charter

I. Organization

Charter. This charter governs the operations of the Audit Committee (the “Committee”). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the “Board”). This charter supersedes all prior charters of the Committee.

Members. The Committee members shall be members of, and appointed by, the Board and shall consist of at least three directors, each of whom shall meet the independence and other requirements of applicable law and the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Committee members shall be subject to annual reconfirmation and may be removed by the Board at any time. The Board shall also designate a Committee Chairperson.

Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

Quorum; Action by Committee. A quorum of any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). A decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

Agenda, Minutes and Reports. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board. The Committee shall make regular reports to the Board.

II. Purpose

The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the systems of disclosure controls and internal controls over financial reporting; the performance of the Company’s independent auditor; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditor, and management of the Company.

III. Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor can the Committee certify that the independent auditor is “independent” under applicable rules. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall be directly responsible for the appointment, compensation, retention, and termination of the independent auditor, and the independent auditor must report directly to the Committee. The Committee also shall be directly responsible for the oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

At least annually, the Committee shall obtain and review a report or reports by the independent auditor describing:

The firm’s internal quality control procedures;

Any material issues raised by the most recent internal quality control review or peer review of the firm or by any inquiry or investigation by governmental or professional organizations; and

All relationships between the independent auditor and the Company to assess the auditor’s independence, including overseeing the rotation of the audit partner on the audit team.

The Committee will actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take appropriate action to oversee the independence of the auditor.

The Committee shall set clear hiring policies for employees or former employees of the independent auditor that meet the SEC regulations and stock exchange listing standards.

The Committee shall discuss with management the Company’s policies on risk assessment and risk management, including the risk of fraud. The Committee shall review the Company’s major financial risk exposure and management’s monitoring controls and anti-fraud programs.

The Committee shall discuss with the independent auditor the overall scope and plans for the audit, including the adequacy of staffing and compensation, the result of the annual audit examination and accompanying management letters, and the results of the independent auditor’s procedures with respect to interim periods. Also, the Committee shall discuss with management and the independent auditor (a) the adequacy and effectiveness of the Company’s internal control over financial reporting (including any significant deficiencies and significant changes in internal control over financial reporting reported to the Committee by the independent auditor or management); and (b) the adequacy and effectiveness of the Company’s disclosure controls and procedures, and management reports thereon.

The Committee shall meet separately periodically with management and the independent auditor to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditor to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

The Committee shall receive and review reports from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

The Committee shall review and discuss with management and the independent auditor earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The Committee shall review with management and the independent auditor the year end audited financial statements and interim financial statements, and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. If deemed appropriate, the Committee shall recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year.

The Committee shall inquire of management of the Company as to any material violations of securities laws, breaches of fiduciary duty or violations of the Company’s code of ethics.

The Committee shall review and approve all related party transactions. For these purposes, the term “related party transaction” shall refer to transactions required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The Committee shall prepare its report to be included in the Company’s annual proxy statement as required by SEC regulations.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively, including the compliance of the Committee with its charter.

IV. Other

Access to Records, Advisers and Others. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may retain, at Company expense, independent advisers (including legal counsel, accountants and consultants) as it determines necessary to carry out its duties. The Committee shall have the ultimate authority and responsibility to engage or terminate any such independent advisers and to approve the terms of any such engagement and the fees to be paid to any such adviser. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel or any other person meet with any members of, or independent advisers to, the Committee.

Funding. The Company shall provide for appropriate funding, as determined by the Committee, for payment of

(i)	compensation to any independent auditor;

(ii)	compensation to advisers employed by the Committee; and

(iii)	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

Committee Members

Adrian Kruse (Chair)

Brian D. Connolly

Peter R. Faubert

Brent P. Johnstone

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Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AWRE 3 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 + Aware, Inc. Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2020 Robert A. Eckel and William R. Kolb, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Aware, Inc. to be held on May 20, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.